ViewCast Reports 2010 Third Quarter, Nine-Month Results

Total Quarterly Revenues Up 54% Year-Over-Year, Return to Positive Net Income

PLANO, Texas, Nov. 15, 2010 /PRNewswire-FirstCall/ -- ViewCast Corporation (OTC Bulletin Board: VCST), a developer of industry-leading solutions for the transformation, management and delivery of digital media over enterprise, broadband, and mobile networks, today reported double digit year-over-year and sequential revenue growth for the third quarter ended September 30, 2010.

The Company reported that revenue growth accelerated in the third quarter, marking its fourth straight quarter of sequential growth and a return to positive net income. The quarterly growth was principally driven by significant upticks in Osprey® card and Niagara® appliance sales to both new and established customers.

Highlights of the Quarter

Important progress made in the third quarter and subsequent weeks included:

  The fourth consecutive quarter of sequential revenue improvement and a return to profitability.
  UPS's Communications Digital Asset Management (DAM) System, a highly customized version of ViewCast Media Platform (VMp™) DAM software, wins Createasphere's Inaugural DAMMY Award for Best Storage, Archive and/or Preservation Solution.
  VMp was voted by the readers of Streaming Media magazine as the winner of the best Enterprise Video Platform for 2010. ViewCast's Niagara 7500 streaming appliance was also one of the top three vote-getters in the Hardware Encoder (HD) category of the Readers' Choice Awards.
  Successful debut of the latest ViewCast streaming media and digital content solutions at IBC 2010 in Amsterdam, including VMp integrated solutions and the new Niagara 4100 portable HD encoding appliance.
  Addition of Adrian Giuhat as Senior Vice President of Product Development and Chief Technology Officer.

ViewCast President and Chief Executive Officer Dave Stoner said, "The sustained improvement in top and bottom line performance demonstrated in the third quarter reflects a company not only emerging from a challenging economic period, but hitting on all cylinders as we finish the year and enter 2011. Our sales pipeline across our product portfolio has never been healthier, and we expect that new product introductions, including the Niagara 4100 encoding appliance, will drive new customers and business opportunities in coming quarters. Our team is energized as we look forward to driving record levels of revenue in the coming periods."

Third Quarter Financial Results

In the 2010 third quarter, revenues increased 54 percent to $4.5 million from $3.0 million in the prior year period.  Revenues also grew 10 percent sequentially from the $4.1 million in the 2010 second quarter.

Operating expenses for the third quarter 2010 and the prior year period remained virtually unchanged at $2.7 million.  Operating income of $51,000 for the third quarter 2010 improved significantly from an operating loss of $743,000 for the year-earlier period.

Net income for the third quarter 2010 was $8,000 compared to net loss of $782,000 in the third quarter 2009.  After preferred dividends adjustment, the third quarter 2010 net loss per share applicable to the common shareholders was $(0.01) per share on a fully diluted basis compared to net loss per share applicable to the common shareholders of $(0.03) per share on a fully diluted basis, in the third quarter 2009.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the 2010 third quarter was $241,000, compared to $(535,000) in the 2009 third quarter. EBITDA is a non-GAAP measure that ViewCast management believes can be helpful in assessing the Company's overall performance and considers as an indicator of operating efficiency and earnings quality. The Company suggests that EBITDA be viewed in conjunction with the Company's reported financial results or other financial information prepared in accordance with GAAP.

Nine-Month Financial Results

Revenues for the nine months ended September 30, 2010 increased 18 percent to $12.4 million compared to $10.5 million for the first nine months of 2009.

Operating expenses for the first nine months of 2010 were $8.1 million, compared to $9.0 million for the first nine months of 2009.  The operating loss was $573,000 compared to an operating loss of $2.4 million for the first nine months of 2009.

Net loss for the first nine months of 2010 was $693,000 compared to a net loss of $2.5 million in the first nine months of 2009. After preferred dividends, the 2010 nine month net loss per share applicable to the common shareholders was $(0.04) per share on a fully diluted basis compared to net loss of $(0.09) per share in the first nine months of 2009.

EBITDA for the first nine months of 2010 was $46,000, compared to $(1.8) million in the first nine months of 2009.

Conference Call Information

A conference call with management is scheduled today at 11:30 a.m. EST to discuss the Company's financial results, business strategy and outlook. The call may be accessed by dialing 877-941-8601 five minutes prior to the scheduled start time and referencing ViewCast. Callers outside the United States may dial +1-480-629-9809 for access. In addition, a live audio webcast of the call will be available at http://www.viewcast.com/irconferencecall. An archive of the webcast will be available at the same web page beginning approximately 30 minutes after the end of the call.

About ViewCast Corporation

ViewCast develops industry-leading hardware and software for the transformation, management and delivery of professional quality video over broadband, enterprise and mobile networks. ViewCast's award-winning solutions simplify the complex workflows required for the Web-based streaming of news, sports, music, and other video content to computers and mobile devices, empowering broadcasters, businesses, and governments to easily and effectively reach and expand their audiences. With more than 350,000 video capture cards deployed globally, ViewCast sets the standard in the streaming media industry. ViewCast Niagara® streaming appliances, Osprey® video capture cards and VMp™ video and digital asset management software provide the highly reliable technology required to deliver the multi-platform experiences driving today's digital media market.

ViewCast (www.viewcast.com) is headquartered in Plano, Texas, USA, with sales and distribution channels located globally.

ViewCast, VMp, Osprey, Niagara and Niagara SCX are trademarks or registered trademarks of ViewCast Corporation or its subsidiaries.

Safe Harbor Statement

Certain statements in this release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current outlook. Such statements apply to future events and are therefore subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, changes in market and business conditions, demand for the Company's products and services, technological change, the ability of the Company to develop and market new products, increased competition, the ability of the Company to obtain and enforce its patent and avoid infringing other parties' patents, and changes in government regulations.   All written and verbal forward-looking statements attributable to ViewCast and any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. ViewCast does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the company's reports on Form 10-K and 10-Q on file with the U.S. Securities and Exchange Commission.

ViewCast Contact: Laurie L. Latham Chief Financial Officer Tel: +1 (972) 488-7200	PR Agency Contact: Jessie Glockner Rainier Communications Tel: +1 (508) 475-0025 x140 E-mail: jglockner@rainierco.com	Investor Contact: Matt Clawson Allen & Caron Tel: +1 (949) 474-4300 E-mail: matt@allencaron.com

Financial Tables Follow

VIEWCAST CORPORATION
OPERATING HIGHLIGHTS
(Unaudited)
(In thousands – except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net sales	$ 4,546	$ 2,962	$ 12,365	$ 10,460

Cost of sales	1,813	1,032	4,793	3,852

Gross profit	2,733	1,930	7,572	6,608

Total operating expenses	2,682	2,673	8,145	8,997

Operating income (loss)	51	(743)	(573)	(2,389)

Total other expense	(43)	(39)	(120)	(110)

Provision for income taxes	0	0	0	0

Net income (loss)	$ 8	$ (782)	$ (693)	$ (2,499)

Preferred dividends	(205)	(205)	(615)	(615)

Net loss applicable to
common stockholders	$ (197)	$ (987)	$ (1,308)	$ (3,114)

Net loss per common share:
Basic & Diluted	$ (0.01)	$ (0.03)	$ (0.04)	$ (0.09)

Weighted Average number of
common shares outstanding:
Basic & Diluted	36,048	35,832	36,029	34,938

RECONCILIATION OF NET INCOME TO EBITDA
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income (loss)	$ 8	$ (782)	$ (693)	$ (2,499)

Depreciation and amortization	190	208	619	570

Total other and income tax expense	43	39	120	110

EBITDA	$ 241	$ (535)	$ 46	$ (1,819)

CONTACT:  Laurie L. Latham, Chief Financial Officer of ViewCast, +1-972-488-7200; or PR Agency, Jessie Glockner of Rainier Communications, +1-508-475-0025, ext. 140, jglockner@rainierco.com; or Investors, Matt Clawson of Allen & Caron, +1-949-474-4300, matt@allencaron.com, both for ViewCast Corporation